UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 27, 2019

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Commission file number 1-12672

Maryland	77-0404318
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Ballston Tower

671 N. Glebe Rd, Suite 800

Arlington, Virginia 22203

(Address of principal executive offices)(Zip code)

(703) 329-6300

(Registrant’s telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AvalonBay Communities, Inc. (the “Company”) previously reported in its Current Report on Form 8-K dated February 1, 2019 (the “February 2019 8-K”) that  Stephen W. Wilson, Executive Vice President-Development, would be retiring on or about July 1, 2019, and that by reason of his length of service and age he qualified for various benefits by reason of a departure due to retirement, assuming he entered into a Retirement Agreement containing a general release and other terms.  Mr. Wilson executed a Retirement Agreement on June 27, 2019 and retired from the Company on July 1, 2019, and thereby became entitled to receive the following benefits:

a.   In accordance with the Company’s standard policy for departures of officers or associates due to retirement, Mr. Wilson is entitled to receive a pro rata portion (for the portion of 2019 served) of the target value of his annual cash and stock bonus (such pro rata amount being $548,493); payment by the Company of the cost of premiums for continuation of health insurance benefits under COBRA through January 31, 2020; acceleration of the vesting of his outstanding restricted shares of AvalonBay Communities, Inc. common stock (13,953 shares); and vesting of a prorated number of performance units from his 2017-2019 performance award and his 2018-2020 performance award (prorated based on the portion of the three year performance period served, such prorated number being 2,586 units and 1,848 units respectively), with the payout on such units to be determined at the end of the respective performance periods.

b.  In addition to the standard terms above, Mr. Wilson also agreed to serve as a consultant to the Company for six months, providing up to 25% of his working time to assist with, and provide advice and counsel on, the establishment of the Company’s expansion into the Denver, CO market or such other matters as the Company may reasonably request from time to time.  During this time, Mr. Wilson will not be an employee of the Company, maintain a regular office, have a Company email address or access to Company systems, or have any authority to represent the Company as an agent or bind the Company to agreements.  For such services, Mr. Wilson will be paid $25,000 per month during the six month consulting period, subject to withholding taxes.

The Retirement Agreement contained a general release and various other terms in favor of the Company as typically appear in the Company’s standard retirement agreements with officers and associates (e.g., confidentiality, return of property, cooperation on litigation matters that may arise).  The description of the Retirement Agreement herein is qualified by reference to the full text of the Retirement Agreement which is attached as an exhibit to this report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 1.1	Retirement Agreement by and between AvalonBay Communities, Inc., and Stephen W. Wilson, dated June 27, 2019.

[Remainder of page left blank intentionally]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: July 1, 2019	By:	/s/ Kevin P. O’Shea
Kevin P. O’Shea
Chief Financial Officer